January 27, 2005

Paul Smit Philips Healthcare February 6th, 2008

Forward Looking Statements Forward Looking Statements This document and the related oral presentation, including responses to questions following the presentation may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Philips and certain of the plans and objectives of Philips with respect to these items. We caution readers that no forward-looking statement is a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statements. Examples of forward-looking statements are statements we have made about our strategy, estimates of sales growth, future EBITA and cost savings, future developments in our organic business as well as the benefit of future acquisitions, and our capital position. By their nature, forward-looking statements involve risk and uncertainty because they relate to future events and circumstances and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward looking statements that we make are subject to, among other things, domestic and global economic and business conditions, levels of consumer and business spending in major economies, changes in consumer preferences with respect to our existing and new products, our ability to develop and market new products, changes in legislation, the successful implementation of our strategy and our ability to realize the benefits of this strategy, changes in exchange and interest rates, changes in tax rates, the performance of the financial markets, pension costs, the levels of marketing and promotional expenditures by Philips and its competitors, raw materials and employee costs, our ability to identify and complete successful acquisitions and to integrate those acquisitions into our business, our ability to successfully exit certain product lines and businesses or restructure our operations, the rate of technological changes, political and other developments in countries where Philips operates and industry consolidation as well as the impact of competition - a number of which factors are beyond our control. As a result, our actual future results may differ materially from the plans, goals, and expectations set forth in such forward-looking statements. Additional risks and factors are identified in our Annual Report for the fiscal year ended December 31, 2006 and our Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission (the "SEC"), which is available on the SEC's website at www.sec.gov. Readers should consider the disclosures in that Report and any additional disclosures that we have made or may make in documents that we have filed or furnished to the SEC or may file with or furnish to the SEC or other regulatory authorities. Any forward-looking statements made by or on our behalf speak only as of the date they are made. We do not undertake to update forward-looking statements to reflect any changes in expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based. Statements regarding market share, including as to Philips' competitive position, contained in this document are based on outside sources such as specialized research institutes, industry and dealer panels in combination with management estimates. Where information is not yet available to Philips, those statements may also be based on estimates and projections prepared by outside sources or management. Rankings are based on sales unless otherwise stated. Use of non-GAAP Information In presenting and discussing the Philips Group's financial position, operating results and cash flows, management uses certain non-US GAAP financial measures. These non-US GAAP financial measures should not be viewed in isolation as alternatives to the equivalent US GAAP measure(s) and should be used in conjunction with the most directly comparable US GAAP measure(s). Use of fair value measurements In presenting the Philips Group's financial position, fair values are used for the measurement of various items in accordance with the applicable accounting standards. These fair values are based on market prices, where available, and are obtained from sources that are deemed to be reliable. Readers are cautioned that these values are subject to changes over time and are only valid at the balance sheet date. When a readily determinable market value does not exist, fair values are estimated using valuation models which we believe are appropriate for their purpose. They require management to make significant assumptions with respect to future developments which are inherently uncertain and may therefore deviate from actual developments. In certain cases, independent valuations are obtained to support management's determination of fair values.

Additional information Investors and stockholders of Respironics, Inc. ("Respironics") are urged to read the Tender Offer Statement on Schedule TO (containing the offer to purchase, a letter of transmittal and related materials) filed by Moonlight Merger Sub, Inc., an indirect wholly owned subsidiary of Philips, relating to its tender offer for shares of common stock of Respironics that has been filed with the SEC because it contains important information, including the various terms of, and conditions to, the tender offer. Investors and stockholders of Respironics may obtain these and other documents regarding the tender offer, the merger and the related transactions filed by Moonlight Merger Sub, Inc. and Respironics for free from the SEC's website at www.sec.gov.

Imaging Systems € 2.7B CT MR SPECT/ PET X-Ray Consultancy Clinical services Asset manage- ment Maintenance & Repair Healthcare Informatics Ultrasound Patient Monitoring Cardiac Systems Customer Services € 1.9B Information, Ultrasound and Monitoring Solutions € 1.9B Medical alert services Tele-monitoring services Home Healthcare Solutions € 0.2B Philips Healthcare: our businesses in 2007

PHILIPS

EBITA (in millions of euros)

Quarterly as reported (restated to exclude MedQuist)



8.4%
11.5%
11.5%
17.3%
7.8%
13.6%
12.8%
17.5%
8.5%
14.1%
11.7%
18.1%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
2005
2006
2007

Quarterly adjusted (see footnotes below)



8.4%
11.5%
11.5%
17.3%
7.8%
13.6%
12.8%
19.3%
9.0%
14.4%
12.0%
18.3%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4
2005
2006
2007

Full Year as reported (restated to exclude MedQuist)



9.7%
11.2%
12.8%
13.4%
13.5%
2003
2004
2005
2006
2007

* Including allocation of Corp.& regional overhead cost and CIP cost

Full Year adjusted (see footnotes below)



9.8%
13.6%
12.8%
13.9%
13.9%
2003
2004
2005
2006
2007

* Including allocation of Corp.& regional overhead cost and CIP cost

Quarterly adjustments: Q4 2006 excludes Intermagnetics-related acquisition and integration charges of EUR 65m in EBIT of which EUR 36m impacted EBITA. Q1 – Q4 2007 excludes Intermagnetics-related acquisition and integration charges of EUR 8m, EUR 5m, EUR 5m, and EUR 5m respectively.

Full year adjustments: 2003 excludes reported special items of EUR 8m. 2004 excludes the Volumetrics settlement of EUR 133m. 2006 & 2007 exclude Intermagnetics-related acquisition and integration charges of EUR 36m and EUR 23m respectively.

Supply Management Supply Chain Information Technology Sales Organization Industrial Footprint Additional Areas of Opportunity Margin expansion

Strong growth in emerging markets Focused teams across the world Strengthening product portfolio for mid range of the market Orders and Sales growth of 15 % in 2007, year-on-year, in key markets

Care Cycle Strategy to address Healthcare's Challenges " the best way to transform Healthcare from a zero-sum game to a patient-value driven industry. Porter and Olmstedtt, Redefining Healthcare, 2006 Image-guided stents for brain aneurysms allow patients to return to normal lives after only a month vs. a year. - The Lancet " " CT screening could eliminate 80% of lung cancer deaths in high risk patients. - NEJM " " X-ray fluoroscopy for opening clogged kidney arteries virtual elimination of a hospital stay. And it saves about $ 15K per procedure. - Radiology " " Ultrasound guidance in placing large catheters reduces infections. - British Medical Journal " " Focus on the people in the care cycle, the patients and care providers Innovate across the care cycle by ..... combining human insights and clinical expertise

In-house Innovations, Strategic acquisitions and alliances to strengthen Care Cycles iCT Home monitoring Ultrasound Cath Lab Breast MR TOF-PET In-patient Monitoring Diagnostic images Clinical Data Informatics EP Suite Protocol Watch Over € 5.7 bln in acquisitions done or announced in the last 2.5 years

And now to build the leading Home Healthcare Franchise Home Healthcare is a large and attractive market The acquisition of Respironics is a significant milestone Respironics significantly broadens Philips' home healthcare platform BU Consumer Health & Wellness was established as part of DAP Avent and Sonicare were combined as Health & Wellness in DAP Lifeline was separated from DAP as Consumer Healthcare Solutions Vision 2010: Consumer Healthcare Solutions renamed to Home Healthcare Solutions and, together with PMS, comprise our Healthcare sector; Health & Wellness to be part of Consumer Lifestyle sector Lifeline acquisition Avent acquisition Health Watch acquisition 9.2004 7.2006 DAP Sonicare acquisition 2000 Raytel acquisition 1.2008 Respironics announcement

In 2008, Philips Healthcare includes Home Healthcare Lifeline Health Watch Raytel Respironics* #1 Medical Alert Service Medical Alert Service, expands customer base #1 home monitoring service #1 in obstructive sleep apnea Focused acquisition strategy to build a leading position in Home Healthcare Investment of over € 4 bln *acquisition expected to close in Q1 2008

Respironics has strategic links to multiple Philips business areas 5% Respironics-Philips strategic links Links to Philips Healthcare's cardiac care cycle strategy through sleep apnea comorbidities with cardiac conditions Healthcare (hospital) Home Healthcare Solutions Consumer Lifestyle Lighting & Philips Research End-user overlap between Respironics oxygen therapy patients and Lifeline subscribers Comorbidity link between Raytel Cardiac Services patients and obstructive sleep apnea patients Respironics' (future) consumer products around sleep add to existing Lifestyle portfolio in mass retail channels Snoring Insomnia Respironics' light-based solutions for sleep disorders e.g. jet lag prevention products, treatment devices for Seasonal Affective Disorder and other Circadian Rhythm disorders Philips business area

2007.00000000023 500.000000000057 1000.00000000011 1500.00000000017 2000.00000000023 2007 2012 Respironics provides the platform for accelerating our Home Healthcare strategic vision Size (Eur M) Accelerated roadmap with Respironics Integration Global home healthcare leader Asthma detection? Consumer Lifestyle for the elderly? Broad scale insomnia solutions? Hypertension/diabetes solutions? Current HHS Lifeline Health Watch Raytel Motiva Niche leadership in connected home care Consolidated €2B+ leadership in Cardiac & Respiratory treatment compliance and monitoring in the Home. Wave 1 Wave 2 Existing strategic roadmap Philips - Respironics Channels Technologies/applications Brand Follow-on acquisitions

Respironics contributes to execution of the Philips Healthcare Sector's Vision 2010 strategy... 5% Respironics provides a logical bridge between the professional and home healthcare settings, filling many existing gaps in the care cycle Vision & Mission Vision Removing boundaries in healthcare Mission Improve lives through solutions designed around needs of customers and patients Philips' differentiation Patient and care provider driven Respironics' fit Respironics adds close to €1B immediate additional business, with leading growth and profitability Respironics would be a key differentiator for growing home care and also provides further levers to growth in Emerging Markets

Summary: what can you expect from us We are a healthcare business that produces strong returns by focusing on the patient and care-provider. Our solutions will help deliver better healthcare at lower cost We will build value by our focus on organic growth, margin expansion and strategic acquisitions and alliances We are building the leading Home Healthcare Solutions franchise and leverage the Philips brand in global market place

January 27, 2005